                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                            OF THE SERIES DESIGNATED
         CREDIT SUISSE FIRST BOSTON (USA), INC. CSFBDIRECT COMMON STOCK

                                       of

                     CREDIT SUISSE FIRST BOSTON (USA), INC.

                                       at

                                $6 NET PER SHARE

                                       by

                          CSFBDIRECT ACQUISITION CORP.
                          a wholly owned subsidiary of

                        CREDIT SUISSE FIRST BOSTON, INC.

----------------------------------------------------------------------

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
 NEW YORK CITY TIME, ON MONDAY, AUGUST 20, 2001, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

To Our Clients:

    Enclosed for your consideration are an Offer to Purchase, dated July 24, 2001 (the "Offer to Purchase"), and a related Letter of Transmittal in connection with the offer by CSFBdirect Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Credit Suisse First Boston, Inc., a Delaware corporation ("Parent") and an indirect wholly owned subsidiary of Credit Suisse Group, to purchase all outstanding shares of common stock of the series designated Credit Suisse First Boston (USA), Inc. CSFBDIRECT Common Stock, par value $.10 per share (the "Shares"), of Credit Suisse First Boston (USA), Inc., a Delaware corporation (the "Company"), at a price of $6 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements hereto or thereto, collectively constitute the "Offer"). The Offer is being made in connection with the Agreement and Plan of Merger, dated as of July 11, 2001 (the "Merger Agreement"), among Parent, Purchaser and the Company. The Merger Agreement provides, among other things, that as promptly as practicable after the purchase of Shares pursuant to the Offer and the satisfaction or, if permissible, waiver of the other conditions set forth in the Merger Agreement and in accordance with the relevant provisions of the General Corporation Law of the State of Delaware ("Delaware Law"), Purchaser will be merged with and into the Company (the "Merger"). As a result of the Merger, the Company will continue as the surviving corporation and will remain a direct subsidiary of Parent.

    We (or our nominee) are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

    We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Your attention is directed to the following:

        1.  The tender price is $6 per Share, net to the seller in cash.

        2.  The Offer is being made for any and all outstanding Shares.

        3. A special committee established by the Board of Directors of the Company has determined (i) that the Offer and the Merger upon the terms and conditions set forth in the Merger Agreement are fair to and in the best interests of the holders of Shares (other than Purchaser or its affiliates);
    (ii) to approve the Merger Agreement substantially in the form reviewed by the Special Committee; (iii) to recommend to the holders of Shares (other than Purchaser or its affiliates) that the holders of Shares (other than Purchaser or its affiliates) accept the Offer and tender their Shares in the Offer; and (iv) that the proposed Offer, the Merger and the Merger Agreement should be recommended by the Board, which should approve and declare advisable the proposed Offer, the Merger and the Merger Agreement.

        4. The Board of Directors of the Company, acting upon the recommendation of the special committee, has, by unanimous vote of all directors present and voting at the meeting, (i) determined that it is fair to, and in the best interests of, the holders of Shares (other than Purchaser or its affiliates) to consummate the Offer and the Merger upon the terms and subject to the conditions of the Merger Agreement and Delaware Law; (ii) has approved and declared advisable the Merger Agreement, the Offer and the Merger; and (iii) has resolved to recommend that the holders of Shares (other than Purchaser or its affiliates) accept the Offer and tender their Shares pursuant to the Offer.

        5. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Monday, August 20, 2001 unless the Offer is extended.

        6. The Offer is conditioned upon, among other things, the nonwithdrawal by the special committee of its approval or recommendation of the Offer, the Merger and the Merger Agreement.

        7. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the sale and transfer of any Shares to Purchaser pursuant to the Offer.

        8. Tendering stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax (currently at 31% rate) of the gross proceeds payable to such stockholder or other payee pursuant to the Offer.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

    The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Credit Suisse First Boston Corporation or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                        Instructions With Respect to the
                           Offer to Purchase for Cash
                     All Outstanding Shares of Common Stock
                            of the Series Designated
         CREDIT SUISSE FIRST BOSTON (USA), INC. CSFBDIRECT COMMON STOCK
                                       of
                     CREDIT SUISSE FIRST BOSTON (USA), INC.
                                       by
                          CSFBDIRECT ACQUISITION CORP.

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 24, 2001, and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements hereto and thereto, collectively constitute the "Offer") in connection with the offer by CSFBdirect Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Credit Suisse First Boston, Inc, a Delaware corporation and an indirect wholly owned subsidiary of Credit Suisse Group, a corporation organized under the laws of Switzerland, to purchase any and all of the outstanding shares of common stock of the series designated Credit Suisse First Boston (USA), Inc. CSFBDIRECT Common Stock, par value $.10 per share (the "Shares"), of Credit Suisse First Boston (USA), Inc., a Delaware corporation.

    This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

--------------------------------------------------------------------------------

  Number of Shares to be Tendered*: __________________________________________

  Date: ______________________________________________________________________

                                   SIGN HERE
  ____________________________________________________________________________
   SIGNATURE(S)

  ____________________________________________________________________________

  ____________________________________________________________________________
   PLEASE TYPE OR PRINT NAME(S)

  ____________________________________________________________________________

  ____________________________________________________________________________
   PLEASE TYPE OR PRINT ADDRESS

  ____________________________________________________________________________
   AREA CODE AND TELEPHONE NUMBER

  ____________________________________________________________________________
   TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER

  ------------------
  * Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

--------------------------------------------------------------------------------

                         PLEASE RETURN THIS FORM TO THE
                    BROKERAGE FIRM MAINTAINING YOUR ACCOUNT